Exhibit 99.1


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14040 Park Center Road, Suite 210, Herndon, VA  20171;
703-674-5500; Fax 703-674-5506
E-mail: info@steelcloud.com

FOR INVESTOR OR MARKETING INFORMATION CONTACT: WILLIAM D. HUGHES AT 703-674-5560, WHUGHES@STEELCLOUD.COM. FOR FINANCIAL INFORMATION PLEASE ACCESS OUR WEB SITE AT WWW.STEELCLOUD.COM

PRESS RELEASE
FOR IMMEDIATE DISTRIBUTION

                        STEELCLOUD ADDS NEW BOARD MEMBER

Herndon, VA--February 22, 2007--SteelCloud, Inc. (Nasdaq: SCLD), a leading engineering and manufacturing integrator of network centric and embedded computing solutions today announced the election of Dr. Ashok Kaveeshwar to its Board of Directors.

Dr. Kaveeshwar has thirty-five years of technical, management and executive experience with high technology firms serving both the public and private sectors. He has also served in the Federal Government as the first administrator of the Research & Innovative Technology Administration (RITA) at the United States Department of Transportation... a Presidential appointment requiring Senate confirmation.

Prior to that, he was President of Orange Technologies, Inc, a company providing government and commercial customers with project life cycle management software and solutions. Previously, Kaveeshwar held various senior executive positions with Raytheon Corporation, Hughes Electronics Corporation, ST Systems Corporation (STX) and Systems & Applied Sciences Corporation. Dr. Kaveeshwar has a Ph.D. in Physics from the University at Buffalo (SUNY), Buffalo, NY.

Clifton W. Sink, SteelCloud President & CEO said, "Ashok brings to our Company in-depth knowledge of the federal marketplaces. His private and public sector experience will provide us with valuable market insight and understanding. Ashok's information technology experience, market knowledge and business acumen are welcome additions to our Board."

Dr. Kaveeshwar added, "Recognizing SteelCloud's potential, I am excited and eager to help the Company in every way possible. I thank the Board for its confidence."



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In a related move, the Company also announced it has added Mr. Wayne Shelton, former President of Hughes Information Systems as an advisor to the Chairman of the Board of Directors. In this capacity, he joins former SteelCloud board member Mr. Greg Bedner. The advisors will help identify strategic business and marketing opportunities for the Company in the Federal market space.

ABOUT STEELCLOUD

SteelCloud is an engineering and manufacturing integrator specializing in network centric and embedded computing solutions for the federal government and independent software vendors. The Company designs and manufactures specialized servers and appliances for federal integrators, software vendors and volume users. For both the government and commercial markets the Company delivers integration services and software focused on service desk, risk management and network management solutions. The Company's ISO 9001:2000 certified Quality Management System provides procedures for continuous quality improvement in all aspects of its business. Over its nearly 20-year history, SteelCloud has won numerous awards for technical excellence and customer satisfaction. SteelCloud can be reached at 703-674-5500. Additional information is available at www.steelcloud.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: EXCEPT FOR HISTORICAL INFORMATION, ALL OF THE STATEMENTS, EXPECTATIONS AND ASSUMPTIONS CONTAINED IN THE FOREGOING ARE FORWARD LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. IT IS POSSIBLE THAT THE ASSUMPTIONS MADE BY MANAGEMENT ARE NOT NECESSARILY THE MOST LIKELY AND MAY NOT MATERIALIZE. IN ADDITION, OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE THE FOLLOWING: BUSINESS CONDITIONS AND THE AMOUNT OF GROWTH IN THE COMPUTER INDUSTRY AND GENERAL ECONOMY; COMPETITIVE FACTORS; ABILITY TO ATTRACT AND RETAIN PERSONNEL, INCLUDING KEY SALES AND MANAGEMENT PERSONNEL; THE PRICE OF THE COMPANY'S STOCK; AND THE RISK FACTORS SET FORTH FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS, INCLUDING BUT NOT LIMITED TO ITS ANNUAL REPORT ON FORM 10-K AND ITS QUARTERLY REPORTS ON FORMS 10-Q; AND ANY REPORTS ON FORM 8K. STEELCLOUD TAKES NO OBLIGATION TO UPDATE OR CORRECT FORWARD-LOOKING STATEMENTS.

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